UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2022

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 7, 2022, Aquestive Therapeutics, Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) to offer up to an additional $35.0 million of shares of common stock pursuant to the Company’s Equity Distribution Agreement dated September 11, 2019, as amended on March 26, 2021 (the “EDA”), with Piper Sandler & Co. under the Company’s 2021 shelf registration statement on Form S-3 (333-254775).

On March 26, 2021, the Company filed with the Securities and Exchange Commission a prospectus supplement, which provided for the offer and sale of up to $50,000,000 of shares of its common stock pursuant to the EAD (the “2021 Prospectus”) under a shelf registration statement on Form S-3 (Registration Statement No. 333-233716) (the “2019 Registration Statement”). The 2019 Registration Statement will expire under its terms on September 17, 2022 and the Company will no longer use the 2021 Prospectus upon the filing of the Prospectus Supplement.

A copy of the opinion of Dechert LLP regarding the validity of the shares of common stock of the Company to be issued pursuant to the EDA and the Prospectus Supplement is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Dechert LLP.
23.1	Consent of Dechert LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2022	Aquestive Therapeutics, Inc.

	By:	/s/ A. Ernest Toth, Jr.
Name: A. Ernest Toth, Jr.
Title: Chief Financial Officer